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                                REVOCABLE PROXY
                                                                    EXHIBIT 3(C)
                         PIONEER FINANCIAL CORPORATION
                        SPECIAL MEETING OF STOCKHOLDERS
                                AUGUST 26, 1994
    The undersigned hereby appoints the Board of Directors of Pioneer Financial Corp. ("PFC") or any successors, with full powers of substitution, to act as attorneys and proxies for the undersigned to vote all shares of the Common Stock of PFC which the undersigned is entitled to vote at the Special Meeting of Stockholders (the "Meeting"), to be held at Pioneer Financial Corporation, 5601 Ironbridge Parkway, Chester, Virginia, on August 26, 1994, at 2:00 p.m. and at any and all adjournments thereof, as follows:

                                                                                         FOR    AGAINST    ABSTAIN
1.    The approval of the Reorganization and Merger Agreement dated as of February 16,
      1994, as amended on June 1, 1994 (the "Agreement"), a related Holding Company
      Plan of Merger providing for the merger of PFC with and into Signet Banking
      Corporation (the "Holding Company Merger") and the Holding Company Merger
      (collectively, the "Merger Proposal").
2.    The adjournment of the Meeting to a later date to permit the further solicitation of proxies in the event an insufficient number of shares is present in person or by proxy at the Meeting to approve the Merger Proposal.

The Board of Directors recommends a vote "FOR" each of the listed propositions. THIS PROXY WILL BE VOTED AS DIRECTED, BUT IF NO INSTRUCTIONS ARE SPECIFIED, THIS PROXY WILL BE VOTED FOR EACH OF THE PROPOSITIONS STATED. IF ANY OTHER BUSINESS IS PRESENTED AT THE MEETING, INCLUDING MATTERS RELATING TO THE CONDUCT OF THE MEETING, THIS PROXY WILL BE VOTED BY THOSE NAMED IN THIS PROXY IN THEIR BEST JUDGMENT. AT THE PRESENT TIME, THE BOARD OF DIRECTORS KNOWS OF NO OTHER BUSINESS TO BE PRESENTED AT THE MEETING.
PLEASE COMPLETE, DATE, SIGN AND MAIL THIS PROXY PROMPTLY IN THE ENCLOSED POSTAGE-PREPAID ENVELOPE.

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               THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS
    Should the undersigned be present and elect to vote at the Meeting or at any adjournment thereof and after notification to the Secretary of PFC at the Meeting of the stockholder's decision to terminate this proxy, then the power of said attorneys and proxies shall be deemed terminated and of no further force and effect.
    The undersigned acknowledges receipt from PFC prior to the execution of this proxy of the Notice of Meeting, the Proxy Statement/Prospectus and the undersigned hereby revokes any and all proxies heretofore given, with respect to the undersigned's shares of the PFC's Common Stock.
                                                Dated:  , 1994
                                                PRINT NAME OF STOCKHOLDER
                                                SIGNATURE OF STOCKHOLDER
                                                PRINT NAME OF STOCKHOLDER
                                                SIGNATURE OF STOCKHOLDER
                                                PLEASE SIGN EXACTLY AS YOUR NAME
                                                APPEARS ON THIS CARD. WHEN
                                                SIGNING AS ATTORNEY, EXECUTOR,
                                                ADMINISTRATOR, TRUSTEE OR
                                                GUARDIAN, PLEASE GIVE YOUR FULL
                                                TITLE. IF SHARES ARE HELD
                                                JOINTLY, EACH HOLDER SHOULD
                                                SIGN.